UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2007 (April 4, 2007)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street
Milwaukee, Wisconsin 53204
(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

             On April 4, 2007, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Rockwell Automation, Inc. (the “Company”) approved adjustments to the financial performance goals used to assist in determining amounts of cash incentive compensation that may be payable under the Company’s Incentive Compensation Plan (the “ICP”) and the Company’s Annual Incentive Compensation Plan for Senior Executive Officers (the “Senior ICP”) for fiscal year 2007 that were originally approved by the Committee on December 6, 2006. The Committee approved adjustments to the following financial performance goals to reflect the divestiture of the Company’s former Dodge mechanical and Reliance Electric motors and motor repair services businesses on January 31, 2007: (i) earnings per share, (ii) sales, (iii) return on invested capital (“ROIC”), and (iv) free cash flow.

             The Committee also approved measuring the ROIC performance goal at the Company-wide level instead of the operating segment level as a result of such divestiture and the centralization of operations, marketing, customer service, and staff functions.

             Except as described above, each participant’s actual incentive compensation payment under the ICP and under the Senior ICP for fiscal year 2007 will be determined as described in the Company’s Current Report on Form 8-K dated December 12, 2006.

(Page 2 of 3 Pages)

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: April 10, 2007 (Page 3 of 3 Pages)